CONTACT:
Brainerd Communicators, Inc.
Ray Yeung (Media)
yeung@braincomm.com

Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

Cartesian Reports First Quarter 2015 Financial Results

Revenues of $18.1 Million Up 11% Year-over-Year

Overland Park, KS – May 14, 2015 – Cartesian, Inc. (Nasdaq: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for its 2015 first quarter ended April 4, 2015.

Highlights:

●	On a non-GAAP (constant currency) basis first quarter revenues were $19.0 million, representing 17.2% growth compared to 11% on a GAAP basis.

●	EMEA segment continued strong revenue growth of 21% year-over-year.

●	Gross margins were 37.0%, up slightly year-over-year.

●	Healthy balance sheet, with $13.8 million of cash and $16.0 million of net working capital.

“Cartesian delivered double-digit revenue growth in the first quarter of 2015, driven by solid contributions from both our professional services and our technical solution offerings. As we advance our progress on the three pillars of our strategic agenda – elevating our value proposition, deepening our relationships with key clients, and investing to evolve our offerings with a focus on technical solutioning and alliance partnerships – we are further bolstering and differentiating our position within the TMT sector,” said Donald Klumb, CEO of Cartesian. “Looking ahead, we are most focused on driving profitable growth, by balancing targeted investments in new relationships and offerings with margin expansion of our consulting business.”

Financial Results for the First Quarter Ended April 4, 2015

Revenues in the first quarter of 2015 were $18.1 million, up 11.2% from $16.2 million on a GAAP basis. For the quarter, Cartesian’s gross margin was 37.0%, compared with 36.5% in the first quarter of 2014.

Selling, general and administrative expenses were $7.3 million in the first quarter of 2015, compared to $7.1 million in the fourth quarter of 2014 and $5.9 million in the first quarter of 2014.  Part of the year-over-year increase in SG&A expense supported higher revenue. The increase also includes higher non-cash expenses and non-recurring expenses in the first quarter of 2015 of approximately $0.4 million, including an increase in non-cash share-based compensation expense and an increase in non-cash expense related to foreign currency translation.  In addition, our investment in the Elutions alliance, launched in second quarter of fiscal 2014, and related technical solutions increased costs by $0.5 million.

After adjusting for certain items as described below, non-GAAP adjusted income from operations was approximately $0.1 million for the first quarter of 2015, compared to non-GAAP adjusted income from operations of $0.4 million for the first quarter of 2014.  The GAAP loss from operations was ($0.6) million in the first quarter of 2015, compared to breakeven GAAP income from operations in the first quarter of 2014.

After adjusting for certain items as described below, Cartesian reported a non-GAAP adjusted net loss of ($0.2) million, or ($0.03) per diluted share, for the first quarter of 2015, compared to non-GAAP adjusted net income of $0.4 million, or $0.05 per diluted share, for the first quarter of 2014. The Company reported a GAAP net loss of ($1.0) million, or ($0.13) per diluted share for the first quarter of 2015, compared to a GAAP net loss of ($1.6) million, or ($0.22) per diluted share, for the first quarter of 2014.

Cash and cash equivalents totaled $13.8 million as of April 4, 2015 as compared to $13.0 million as of January 3, 2015.

Non-GAAP Adjustments

In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss) and GAAP (Loss) Income from Operations to Non-GAAP Adjusted Income from Operations” and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues.”  In making non-GAAP adjustments to GAAP net loss and GAAP (loss) income from operations, the Company took into account certain non-cash expenses and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable.  In calculating revenues for the first quarter of 2015 on a constant currency basis, the Company applied average foreign exchange rates from the first quarter of 2014 to the Company's foreign-denominated revenues in the first quarter of 2015. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period.  Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s (loss) income from operations, net loss, net loss per diluted share and revenues calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2015 first quarter results.  The call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.cartesian.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the Cartesian call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, passcode 10064620, for one week.

About Cartesian
Cartesian, Inc. (Nasdaq:CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The Company has offices in Boston, Kansas City, London, New York and Washington. For more information about the Company and its services, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement our strategic relationship with Elutions,  conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended  January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4,	March 29,
	2015	2014

Revenues	$18,050	$16,237

Cost of services	11,372	10,310

Gross profit	6,678	5,927

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $301 and $174 for the thirteen weeks ended April 4, 2015 and March 29, 2014, respectively)	7,306	5,919
(Loss) income from operations	(628)	8
Other expense
Interest expense, net	(60)	(8)
Discount on note payable and transaction costs	-	(1,528)
Change in fair value of warrants and derivative liabilities	(125)	(17)
Incentive warrants expense	(38)	-
Total other expense	(223)	(1,553)
Loss before income taxes	(851)	(1,545)
Income tax provision	(170)	(29)
Net Loss	$(1,021)	$(1,574)

Net Loss per basic and diluted common share	$(0.13)	$(0.22)

Weighted average shares used in calculation of net loss per basic and diluted common share	8,090	7,312

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 4,	January 3,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,839	$12,999
Accounts receivable, net	10,762	13,527
Inventory	3,000	3,000
Prepaid and other current assets	1,832	1,747
Total current assets	29,433	31,273

NONCURRENT ASSETS:
Property and equipment, net	1,748	1,292
Goodwill	7,817	8,015
Deferred income tax assets	878	1,085
Other noncurrent assets	804	611
Total Assets	$40,680	$42,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,296	$1,806
Current borrowings	3,269	3,269
Liabilities for derivatives	462	337
Accrued payroll, bonuses and related expenses	4,171	3,899
Accrued severance liability and related costs	-	1,694
Deferred revenue	2,134	1,665
Other accrued liabilities	1,109	986
Total current liabilities	13,441	13,656

NONCURRENT LIABILITIES:
Deferred income tax liabilities	752	722
Deferred revenue	241	330
Other noncurrent liabilities	283	151
Total noncurrent liabilities	1,276	1,203

Total stockholders’ equity	25,963	27,417
Total Liabilities and Stockholders’ Equity	$40,680	$42,276

CARTESIAN, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET (LOSS) INCOME
AND GAAP (LOSS) INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED INCOME FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4,	March 29,
	2015	2014

Reconciliation of GAAP (loss) income from operations to non-GAAP adjusted income from operations:

GAAP (loss) income from operations	$(628)	$8

Depreciation	220	187
Non-cash share based compensation expense	301	174
Foreign currency exchange loss on note payable	161	-
Adjustments to GAAP (loss) income from operations	682	361

Non-GAAP adjusted income from operations	$54	$369

Reconciliation of GAAP net loss to non-GAAP adjusted net (loss) income:

GAAP net loss	$(1,021)	$(1,574)

Depreciation	220	187
Non-cash share based compensation expense	301	174
Discount on note payable and transaction costs	-	1,528
Change in fair value of derivative liabilities	125	17
Foreign currency exchange loss on note payable	161	-
Incentive warrants expense	38	-
Tax effect of applicable non-GAAP adjustments (1)	(24)	29
Adjustments to GAAP net loss	821	1,935

Non-GAAP adjusted net (loss) income	$(200)	$361

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net (loss) income per diluted common share:

GAAP net loss per diluted common share (2)	$(0.13)	$(0.21)

Depreciation	0.03	0.03
Non-cash share based compensation expense	0.04	0.02
Discount on note payable and transaction costs	-	0.21
Change in fair value of derivative liabilities	0.01	-
Foreign currency exchange loss on note payable	0.02	-
Incentive warrants expense	-	-
Tax effect of applicable non-GAAP adjustments (1)	-	-
Adjustments to GAAP net loss per diluted common share	0.10	0.26

Non-GAAP adjusted net (loss) income per diluted common share	$(0.03)	$0.05

Weighted average shares used in calculation of Non-GAAP adjusted net (loss) income per diluted common share (2)	8,090	7,371

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

(2) The Company uses weighted average diluted common shares including the dilutive effect of stock options, non-vested shares and warrants in the calculation of GAAP net loss per diluted common share in this reconciliation in order to reconcile to Non-GAAP adjusted net income per diluted common share for the thirteen weeks ended March 29, 2014.

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4,	March 29,	Year-Over-Year
	2015	2014	Growth

Non-GAAP Constant Currency Revenues Reconciliation (1)

GAAP revenues, as reported	$18,050	$16,237	11.2%
Foreign currency exchange impact on Q1 2015 revenues using Q1 2014 average rates	985	-	-
Non-GAAP revenues, at constant currency	$19,035	$16,237	17.2%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates in the first quarter of fiscal 2014 to foreign-denominated revenues in the current quarter. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. Non-GAAP constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in non-GAAP constant currency revenues in the first quarter of fiscal 2015 compared to GAAP revenues for the prior year quarter.

###